EXHIBIT 99.17


THURSDAY, JULY 21, 2005

PRESS RELEASE

SOURCE: Cord Blood America, Inc.

CORD BLOOD AMERICA CHAIRMAN AND CEO TO PRESENT AT INVESTOR
CONFERENCE

LOS ANGELES, CA, JULY 21, 2005 - Cord Blood America, Inc. (OTC BB: CBAI), an umbilical cord blood stem cell preservation company, is pleased to announce that Mr. Matthew Schissler, Chairman and CEO of Cord Blood America will be presenting at the WallSt.net investor conference on Saturday July 23, 2005.

The presentation will commence at 8AM Pacific Time at the Sutton Place Hotel in Newport Beach, CA. The conference is expected to be attended by 100 -200 people from the investment community. Some of the topics that Mr. Schissler will be speaking on will include the state of the cord blood banking industry, Cord Blood America's growth and forthcoming strategies

This press release is available on the Cord Blood America IR HUB for investor commentary, feedback and questions. Investors are asked to visit http://www.agoracom.com/IR/CordBloodAmerica . Alternatively, investors are asked to e-mail all questions and correspondence to CBAI@agoracom.com where they can also request addition to the investor e-mail list to receive all future press releases and correspondence directly.

ABOUT CORD BLOOD AMERICA

Cord Blood America (OTC BB: CBAI) is the parent company of Cord Partners, which facilitates umbilical cord blood stem cell preservation for expectant parents and their children. Its mission is to be the most respected stem cell preservation company in the industry. Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and life-saving resource for treating a growing number of ailments, including cancer, leukemia, or blood and immune disorders. For more information on how this precious lifeline can benefit your family, visit www.cordpartners.com.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional cord blood banking revenue streams. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.

INVESTOR RELATIONS

AGORA Investor Relations
http://www.agoracom.com/IR/CordBloodAmerica
http://www.cordblood-america.com
CBAI@agoracom.com